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                                                                   EXHIBIT 10.11

                              COMMERCIAL LEASE

                                  BETWEEN

                      NORTHAMPTON COUNTY NEW JOBS CORP.

                                AS LANDLORD

                                    AND

                           STC TECHNOLOGIES, INC.

                                 AS TENANT

                                   DATED

                              APRIL 30, 1999


                                 PREMISES:

                            21,420 SQUARE FEET

                      BETHLEHEM TECHNOLOGY CENTER II
                         BETHLEHEM, PENNSYLVANIA



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                                COMMERCIAL LEASE
                                ----------------


          This Commercial Lease (hereinafter referred to as this "LEASE") is made as of the 30th day of April, 1999, by and between NORTHAMPTON COUNTY NEW JOBS CORP., a Pennsylvania nonprofit corporation, having an office at 3405 Airport Road, Suite 200, Allentown, Pennsylvania 18103, and having a mailing address of Post Office Box 21750, Lehigh Valley, Pennsylvania 18002, ("LANDLORD") and STC TECHNOLOGIES, INC., a Delaware corporation, having its principal offices at 1745 Eaton Avenue, Bethlehem, Pennsylvania 18018-1799 ("TENANT").

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and intending to be legally bound, the parties hereto covenant and agree as follows:

          SECTION 1. PREMISES. Landlord does hereby lease, demise and let unto Tenant a portion of the first floor and all of the second floor in a building with an aggregate square footage of approximately 36,251 square feet which includes 2,616 square feet of Common Areas ("BUILDING"), as shown on the Floor Plans of the Building and the Leased Premises annexed as Exhibit A hereto and containing a total of 21,420 rentable square feet ("LEASED PREMISES"), which Building is situated on approximately 3.05 acres of land situate in the City of Bethlehem, Northampton County, Pennsylvania ("LAND"), together with the right, in common with other occupants of the Building, to use the Common Areas (defined below). As used herein, "rentable square feet" means the usable area measured from the middle of the demising walls outlining the Leased Premises (19,874 square feet) plus a prorated percentage of the Common Area square footage (1,546 square feet). It is agreed that the design plans and drawings of the proposed Building are incorporated herein by reference and that no changes will be made to said design plans and drawings without the consent of Tenant.

           SECTION 2. TERM. The term of this Lease shall be for five (5) years, commencing on the date ("Commencement Date") which is the latest to occur of (i) January 1, 2000, and (ii) the date the Tenant Finish Work is Substantially Complete (defined below) and a verbal occupancy permit has been received; and expiring on the last day ("EXPIRATION DATE") of the fifth (5th) Lease Year (defined below), unless renewed or sooner terminated as hereinafter provided. Landlord and Tenant anticipate that the term of this Lease will commence on January 1, 2000 ("ANTICIPATED COMMENCEMENT DATE").

          As used in this Lease, "LEASE YEAR" means each consecutive twelve calendar month period beginning with the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall also include the number of days from the Commencement Date until the last day of the first month of Tenant's occupancy and the term of this Lease shall be five (5) years plus said number of days and shall expire on the last day of the sixtieth (60th) full month of the term.

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          When the Commencement Date and Expiration Date have finally been determined, Landlord and Tenant shall execute and deliver a Lease amendment, in the form of the Lease Commencement Date Amendment annexed as Exhibit B hereto, to confirm said dates.

          SECTION 3.    RENT.

                 (a) Beginning on the Commencement Date and continuing thereafter during the entire initial term of this Lease, Tenant shall pay to Landlord, as yearly rent, the following sums ("BASE RENT"), in equal monthly installments, in advance on the first day of each calendar month, without demand or notice:

Lease Month     Rentable Sq. Feet  Annualized Base Rent  Monthly Base Rent  Base Rent Rate/SF
1-60             First Fl. 13,640            $122,760.00         $10,230.00      $9.00 sq. ft.
                 Second Fl. 7,780              81,690.00           6,807.50     $10.50 sq. ft.
                 TOTAL 21,420                $204,450.00         $17,037.50


                 (b) In the event that the Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord a pro rata portion of the monthly installment of Base Rent for such partial month, computed at the annual Base Rent rate of $9.00 rentable square foot for the first floor and $10.50 per rentable square foot for the second floor.

                 (c) Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional sum is not designated as "Additional Rent," then if not paid when due, said sum shall nevertheless be deemed "ADDITIONAL RENT" and be collectible as such with any installment of Base Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any such sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord.

                 (d) All payments of Base Rent and Additional Rent shall be paid when due at 3405 Airport Road, Suite 200, Allentown, Pennsylvania 18103, or by mailing the same to Post Office Box 21750, Lehigh Valley, Pennsylvania 18002, or at such other place as Landlord may from time to time direct by written notice to Tenant. All checks shall be made payable to the order of Landlord.

          SECTION 4. ADDITIONAL RENT. Tenant shall pay to or on behalf of Landlord, as Additional Rent, the following:

----------------------------------------------------
Including 1,546 square feet of Common Areas.

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                 (a)    Utilities: Tenant shall pay directly to the applicable
utility all normal and customary electric and gas charges for and with respect to the Leased Premises as shown on a separate meter exclusively for the Leased Premises.

                 (b) Other Expenses: Tenant shall pay to the Landlord as additional rent each month a sum equal to one twelfth (1/12) of the following listed expenses multiplied by the Tenant's Space Ratio of the Leased Premises to the total rentable square footage. Tenant's Space Ratio (hereinafter "Tenant's Space Ratio") is that percentage determined by dividing the square footage of the Leased Premises, as the numerator, by the total aggregate square footage of rentable space, as the denominator. Tenant's Space Ratio is 59.09%. Tenant's Space Ratio shall be revised in the event of any change in the rentable square footage of the Building.

                        (1) Real estate taxes assessed upon the land and building of which the Leased Property is a part.

                        (2) Fire and liability insurance premiums pertaining to the land and building.

                        (3) Water and sewer charges and fees made by the City of Bethlehem for water used at the Building. This contemplates the ordinary use of water for cafeteria, toilet, washroom and drinking facilities. In the event Tenant uses greater amounts of water for operational reasons, the Tenant shall be charged, and Tenant hereby agrees to pay, for this increased use in addition to the percentage set forth in this paragraph.

                        (4) Common Area expenses which include, but are not limited to, expenses of metered utilities (electric and gas) and routine cleaning, repairs, and similar expenses associated exclusively with the Common Areas. Landlord agrees that there shall be a competitive bidding procedure to contract for expenses related to the Common Area.

                        (5) Landscaping maintenance, snow removal, and similar expenses related to servicing the 3.05 acres associated with the Building.

                 (c) Trash Removal: Tenant shall pay as Additional Rent a trash removal fee based on the actual cost for removing trash and recyclable material from the Building based on the ratio of the "rentable square feet" of the Leased Premises to the total aggregate square foot area of space in the Building actually leased. This Additional Rent will be reimbursed to the Landlord quarterly. Tenant shall separately and directly contract for any removal of medical and/or hazardous waste.

                 (d) Life Safety Inspections and Expenses: Tenant shall Pay as Additional Rent Tenant's proportionate share (based on Tenant's Space Ratio), all costs of the annual inspection of the fire alarm and sprinkler system plus costs associated with fire

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extinguisher recharging and replacement, battery replacements, and other minor repairs to the systems.

                 (e)    Heating, Ventilation and Air Conditioning ("HVAC"):
Tenant shall pay as Additional Rent all costs related to the repair and maintenance of the HVAC system(s) serving the Leased Premises.

                 (f) Parking Lot: Tenant shall pay as Additional Rent the sum of $1,990.50 month during the first term of the Lease representing the $102,960 paid by Landlord to acquire the adjacent 1.17 acres of land to be used as a parking lot, said amount amortized at six percent (6%) over the five-year period. In the event the Lease terminates and Tenant has not exercised its right to purchase the Building and Land, Landlord shall reimburse to Tenant the full amount of principal paid by Tenant over a five (5) year period amortized at six (6%) percent, said five-year period to begin as of the date of Lease termination.

          All sums due under this Section shall be appropriately apportioned and prorated for any portion of a Lease Year, so that Tenant shall not be obligated to pay any costs of operation that accrue either prior to the Commencement Date or following the Expiration Date of the term of this Lease.

          SECTION 5. LATE PAYMENT. In the event that Tenant shall fail to pay Base Rent or any Additional Rent within ten (10) days after its due date, Tenant shall pay an automatic late charge to Landlord of $.05 for each dollar overdue. Such late charge shall be deemed Additional Rent for all purposes under this Lease.

          SECTION 6.    USE OF LEASED PREMISES; INDEMNIFICATION.

                 (a) Tenant shall use and occupy the Leased Premises as a commercial office alight industrial facility, together with all appurtenant and incidental uses relating thereto (but only to the extent permitted by applicable zoning and similar ordinances and regulations). Tenant shal1 not use or occupy the Leased Premises for any other purpose or business, without the prior written consent of Landlord. Tenant shall observe and comply with (i) the Rules and Regulations annexed as Exhibit C hereto, as amended, modified and supplemented from time to time by Landlord, provided such change does not conflict with any express provision of this Lease ("Rules and Regulations"); (ii) the Restrictive Covenants on the Land attached hereto as Exhibit D; (iii) the Deed restrictions set forth in Exhibit E; and (iv) the anti-discrimination provisions attached hereto as Exhibit F. The Rules and Regulations applicable to Tenant shall not be more restrictive than those applicable to other tenants of the Building and their respective employees, agents, licensees, invitees, subtenants and contractors.

                 (b) With respect to the Leased Premises, in addition to and not in limitation of the foregoing, during the term of this Lease, Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors, and employees shall conduct its business on and

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occupy the Leased Premises in strict compliance with all federal, state, and local statutes, ordinances, regulations, rules, standards, and requirements of the common law, whether now in force or as amended or enacted in the future, concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "ENVIRONMENTAL LAWS"). Tenant shall also cause its subtenants, licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Except as provided below, Tenant shall, at its own expense, obtain, maintain, and comply with all terms and conditions in any and all permits, licenses, registrations, authorizations, and other governmental and regulatory approvals required for Tenant's use and occupancy of the Leased Premises. Tenant shall insure that any materials or wastes discharged into the sanitary sewer systems are appropriately treated, if necessary, and are discharged in accordance with the City of Bethlehem's Industrial User Wastewater Discharge Policies, as established by Bethlehem's approved pre-treatment program, applicable pre-treatment regulations found at 40 C.F.R. Part 403, and Section 307 of the Clean Water Act, 33 U.S.C (S)1317. If necessary, Tenant shall, at its own expense, obtain a license from the Nuclear Regulatory Commission. Tenant shall insure that its importation, receipt, acquisition, possession, use, storage, transfer, delivery and disposal of by-product, source and/or nuclear material is performed in strict accordance with any such license.

          With respect to the Leased Premises, it shall be Tenant's sole responsibility to receive, acquire, use, handle, manage, generate, process, treat, store, deliver, transfer, and dispose of all hazardous substances in strict compliance with the Environmental Laws and prudent industry standards. Upon expiration or earlier termination of the Term of this Lease, Tenant shall cause all Hazardous Substances brought upon the Leased Premises by its agents, employees contractors, or invitees, or generated by its operation, to be removed from the Leased Premises and transported for use, storage, treatment or disposal in accordance with the Laws. Tenant shall, at its own expense, develop and maintain any appropriate spill plan with respect to all Hazardous Substances brought onto the Leased Premises. To the extent that Tenant is required to complete and file EPA Form R (40 C.F.R. Part 372), Tenant shall provide Landlord with a copy of the same. Tenant shall not cause or permit any condition on the Leased Premises which might give rise to liability, the imposition of a statutory lien or require "Response," "Removal" and "Remedial Action" as defined herein, under any Environmental Laws. As used in this Lease, the terms "RESPONSE," "REMOVAL" and "REMEDIAL ACTION" shall be defined with reference to Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S)(S)9601 (23)-9601(25).

          With respect to the Leased Premises, Tenant shall have the sole responsibility of complying with the requirements of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRTKA), 41 U.S.C. (S)(S) 11001-11050, the Occupational Safety and Health Act of 1970 (OSHA), 29 U.S.C. (S)(S) 651-678, as amended, and the Pennsylvania Worker and Community Right-to-Know Act, PA Stat. Ann. tit. 35 (S)(S) 7301-7320 (Purdon 1989). Tenant shall submit to Landlord on an annual basis a list of the Hazardous Substances, hazardous mixtures, or

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hazardous chemicals for which it is required to maintain Material Safety Data
Sheets (MSDS). Tenant shall also provide Landlord copies of all required contingency plans including, without limitation, plans for spills of Hazardous Substances, fire and other potential emergencies.

          With respect to the Leased Premises, as used in this Lease, the term "HAZARDOUS SUBSTANCES" shall mean any substance regulated under any of the Environmental Laws including, without limitation, any substance which is: (i) petroleum, explosives, radioactive materials, asbestos or material containing asbestos, polychlorinated biphenyls or related or similar materials (PCBs); (ii) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act or Section 103 of the Pennsylvania Hazardous Sites Clean-Up Act, PA Stat. Ann. tit. 35 (S) 6020.103; (iii) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 9603(5) or Section 103 of the Pennsylvania Solid Waste Management Act, PA Stat. Ann. tit. 35 (S) 6018.103;
(iv) regulated under the Pennsylvania Clean Streams Law, PA Stat. Ann. tit. 35
(S)(S) 691.1-691.1001; (v) listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. (S) 172.101; (vi) defined, designated or listed as a "byproduct, source and/or special nuclear material" under the Atomic Energy Act of 1954, as amended by the Energy Reorganization Act of 1974 (Public Law 93-438), 42 U.S.C. (S) 2011-2296 and 10 C.F.R. Parts 30, 31,
32, 22, 34, 35, 40 and 70; and (vii) defined, designated or listed as a "Hazardous Material" under Section 103 of the Hazardous Material Emergency Planning Response Act, PA Stat. Ann. tit. 35 (S) 6022-103; and (viii) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; and (ix) any other substance designated by any of the Environmental Laws or a federal, state, or local agency as detrimental to public health, safety and the environment.

          With respect to the Leased Premises, Tenant shall immediately notify Landlord, in writing, upon discovering any condition on the Leased Premises which might require Tenant to notify any governmental or regulatory agency or which might give rise to liability, imposition of a statutory lien, or require Response, Removal or Remedial Action under any of the Environmental Laws. In addition, Tenant shall immediately notify Landlord, in writing, of Tenant's receipt, knowledge, or discovery of: (i) the presence of any Hazardous Substance on, about, beneath, or arising from any portion of the Leased Premises in violation of any of the Environmental Laws; (ii) any enforcement, Response, Removal, Remedial Action, or other governmental or regulatory actions instituted or threatened against Tenant or the Leased Premises pursuant to any of the Environmental Laws; (iii) any claim made or threatened by any person against Tenant or the Leased Premises relating to any form of damage, loss or injury resulting from or claimed to result from any Hazardous Substance or any violation of the Environmental Laws; and (iv) any communication received from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from, or generated at the Leased Premises including, without limitation, any notice of violation, citation, complaint, order, directive, request for information, notice letter, or compliance schedule. Tenant shall supply to Landlord as promptly as possible and in any event within five (5) business days after

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Tenant receives or sends the same, copies of all reports required to be filed under any of the Environmental Laws, responses to any requests for information, and any claim, complaint, notice of violation, citation, order, directive, compliance schedule, notice letter, or other communications relating in any way to the Leased Premises, Tenant's use thereof of Hazardous Substances on, about, beneath, arising from or generated at the Leased Premises. Tenant shall also promptly deliver to Landlord copies of any hazardous wastes manifests listing the Leased Premises as the facility and the Tenant as generator and reflecting legal and proper disposal of all Hazardous Substances removed from the Leased Premises.

          With respect to the Leased Premises, except in case of emergency or as otherwise required by the Environmental Laws, Tenant shall not take any Response, Removal, or Remedial Action or notify any governmental or regulatory agency in response to the presence of Hazardous Substances on, about, beneath, or arising from the Leased Premises, or enter into any settlement agreement, consent degree, administrative consent order or other compromise with respect to any claim relating to any Hazardous Substances in any way connected with the Leased Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord an ample opportunity to appear, intervene, or appropriately assert and protect Landlord's interest with respect thereto.

                 (c) With respect to the Leased Premises, Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not dispose, release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials into the environment, and Tenant shall take all action necessary to remedy the results of any such disposal, release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

                 (d) Tenant shall supply Landlord with copies of any written communication between Tenant and any governmental agency or instrumentality concerning or relating to violations or alleged violations of Environmental Laws with respect to the Leased Premises.

                 (e) Tenant shall indemnify, defend (by counsel acceptable to Landlord) and hold harmless Landlord, its directors, officers, employees, affiliated entities, predecessors, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Leased Premises or damages for any loss or restriction on the use of rentable or usable space of any amenity of the Leased Premises), costs, and expenses (including reasonable attorneys fees, consultant, and expert fees) in any way arising from or relating to: (i) the presence of any Hazardous Substance on, about, beneath or arising from the Leased Premises excluding any Hazardous Substances which pre-exist the term of this Lease or any Hazardous Substances discharged by Landlord or any third party not in any way connected with Tenant's occupancy, (ii) Tenant's use, handling, generation, processing, treatment, manufacture, storage,

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transportation, disposal, release, or discharge of Hazardous Substances on, about, beneath, or arising from the Leased Premises; (iii) Tenant's failure to comply with any of the Environmental Laws; and (iv) Tenant's breach of any of the Environmental Covenants contained herein. Tenant's indemnity and defense obligations under this paragraph shall include, without limitation, any whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions on, about, beneath, or arising from the Leased Premises, and any and all costs of any required Response, Removal or Remedial Actions, and the preparation and implementation of any closure, remedial action, or other required plans or reports in connection therewith. The Landlord's obligations under this paragraph shall survive the expiration or earlier termination of the terms of this Lease.

          SECTION 7. COMMON AREAS. All parking areas, walkways, stairs, driveways, public corridors, rest rooms, loading areas, and fire escapes, and other areas, facilities and improvements now or hereafter existing in or outside the Building or on the Land ("COMMON AREAS") which may be provided by Landlord from time to time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees and licensees, shall at all times be subject to the control and management of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, provided such rules and regulations do not adversely affect Tenant's use of the Leased Premises. It is specifically agreed that Tenant shall have fifteen (15) parking spaces near Tenant's entrance to the Building specifically designated for the exclusive use of Tenant. Landlord shall maintain a sign on the parking lot to the effect that the parking spaces are for private use for tenants of the Building and their guests. If Landlord and Tenant agree that Tenant does not have adequate parking for its employees, agents, invitees and licensees, Landlord shall segregate the appropriate number of parking spaces for Tenant's exclusive use based upon the then current Tenant's Space Ratio. The elevator and reinforced deck for the second floor are part of the Leased Premises and are not Common Areas. Landlord shall place a sign on the easternmost loading dock, located next to the Leased Premises, indicating that it is for the exclusive use of Tenant.

          SECTION 8.    ALTERATIONS AND TRADE FIXTURES, REMOVAL.

                 (a) Except as set forth in Section 27 with respect to the initial Tenant Finish Work, during the term of this Lease, Tenant shall not make any structural or material alterations or additions to the Leased Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations and additions shall be performed (i) at Tenant's sole cost and expense, (ii) in accordance with the specifications prepared by and at the expense of Tenant and approved by Landlord, (iii) by contractors, subcontractors and materialmen approved by Landlord, and (iv) in conformity with all applicable laws, codes and regulations. During the course of performance of said work, Tenant will carry or cause to be carried Comprehensive General Liability insurance, in the

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minimum limit of $1,000,000 naming Landlord as additional insured and further providing such insurance cannot be cancelled without at least ten (10) days' prior written notice to Landlord.

                 (b) Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Building, and right of Tenant to perform such work, shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or contractors or any other tenant or their contractors.

                 (c) All alterations, interior decorations, improvements or additions made to the Leased Premises by Tenant, except for movable furniture, equipment and trade fixtures, shall immediately become Landlord's property. Upon termination of this Lease, Tenant shall remove all movable furniture, equipment and trade fixtures installed by Tenant in the Leased Premises ("TENANT'S PROPERTY"), and repair any damage caused to the Leased Premises by said removal. All of Tenant's Property remaining on the Leased Premises after the Expiration Date, or after any sooner termination date due to any default of Tenant, shall at the option of Landlord be deemed to be abandoned property and shall become the property of Landlord.

          SECTION 9. MECHANICS' LIENS. Prior to Tenant performing any construction or other work in or about the Leased Premises for which a lien could be filed against the Leased Premises or the Building, Tenant shall have its contractor execute a Waiver of Mechanics' Lien satisfactory to Landlord, and provide Landlord with a copy thereof. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Leased Premises or the Building purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then at its expense, Tenant shall cause such lien to be removed of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be removed of record within such thirty (30) day period, Landlord may cause such lien to be removed of record by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, in which event Tenant shall reimburse Landlord in the amount paid by Landlord, including expenses, within ten (10) days after Landlord's billing therefor. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such, lien or removal of record.

          SECTION 10. BUILDING SERVICES. Landlord shall provide the following services, systems and facilities for the Building and Common Areas within the Building ("BUILDING SERVICES") subject to Tenant's payments of Additional Rent as set forth in paragraph 4 above;

                 (a) Basic HVAC for the Leased Premises. Tenant shall be responsible for all utility charges related to the HVAC systems(s). Landlord further shall perform necessary

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repairs and maintenance on the HVAC system(s) and shall be reimbursed by Tenant for the actual costs to Landlord of said repairs and maintenance. Landlord shall be solely responsible, at Landlord's cost, for all major repairs and any replacement of the HVAC system(s);

                 (b) Electrical service for office and light industrial use, including office and light industrial equipment, in the Leased Premises subject to payment by Tenant of all utility charges;

                 (c) Life safety support systems for the Building including sprinkler and fire extinguisher inspections subject to reimbursement by Tenant for the cost of same; however, Landlord shall be responsible, at Landlord's cost, for major repairs and any replacement of the sprinkler system;

                 (d)    Structural systems for the Building;

                 (e) Water and sewer system for Tenant's use at the Leased Premises and a plumbing system for the Building subject to payment by Tenant of all fees and charges related thereto;

                 (f) Cleaning and maintenance of Common Areas in or relating to the Building, including bathroom facilities, if any, subject to payment by Tenant of its space ratio for Common Area expenses;

                 (g) Landscaping and snow and ice removal; provided Landlord shall not be obligated to remove snow more frequently than once in any 24-hour period, and Tenant shall be responsible for its space ratio for expenses related thereto; and

                 (h) Tenant shall have the continuing right during the term of this Lease to utilize, in common with other tenants within the Building, the parking area of the Building.


Landlord does not warrant that Building Services shall be free from any temporary slowdown, interruption or stoppage caused by the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by strikes, lockouts, fuel shortages, accidents, acts of God or the elements or any other cause beyond the control of Landlord. Landlord agrees to use its best efforts to resume the service upon any such slowdown, interruption or stoppage as soon as reasonably possible.

          SECTION 11.   ASSIGNMENT AND SUBLETTING.

                 (a) Tenant shall not assign or hypothecate this Lease or any interest therein or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

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                 (b)    No sublease or assignment shall be valid and no
subtenant or assignee shall take possession of the premises subleased or assigned until an executed counterpart of such sublease or assignment of this Lease has been delivered to Landlord.

                 (c) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the Base Rent and Additional Rent and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

                 (d) In the event that the Leased Premises or any part thereof have been sublet by Tenant and Tenant is in default under this Lease then Landlord may collect rent from the subtenant and apply the amount collected to the Base Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions of this Section with respect to subletting or the acceptance of such subtenant as Tenant hereunder or a release of Tenant under the Lease, or an election by Landlord of its remedies.

          SECTION 12. ACCESS TO LEASED PREMISES. Landlord, its employees and agents shall have the right to enter the Leased Premises at all reasonable times during Business Hours and at anytime in case of an emergency for the purpose of examining or inspecting the Leased Premises, showing the Leased Premises to prospective purchasers, mortgagees and (during the last year of the Lease term only) tenants of the Building, and making such alterations, repairs, improvements or additions to the Leased Premises or to the Building as Landlord may determine to be necessary. If representatives of Tenant shall not be present to open any entrance into the Leased Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business when entering the Leased premises. Except in the case of an emergency, Landlord shall notify Tenant (which notice may be oral) of Landlord's intended entry of the Leased Premises at least 24 hours advance, and obtain consent of the Tenant, which consent shall not be unreasonably withheld.

          SECTION 13.   MAINTENANCE AND REPAIRS.

                 (a) Subject to the terms hereof, Landlord shall promptly make all repairs and replacements necessary, in Landlord's discretion, to maintain or promptly restore (i) all building systems including plumbing, heating, ventilating, air conditioning and electrical systems (including the light fixtures but specifically excluding changing of light bulbs which shall be the responsibility of Tenant); (ii) roof, interior and exterior walls, windows, floors (except carpeting) and all other structural portions of the Building (whether or not including the Leased Premises), in good repair and operating condition and in order and appearance appropriate for a building of similar type. Landlord shall also be responsible for the maintenance of all Common Areas. In no event shall Landlord be obligated under this paragraph to repair damage caused by (1) any act, omission, accident or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors and (2) any alterations or additions to the Leased Premises or the Building made by Tenant without the prior written Consent of Landlord (which consent shall be deemed given with respect to all of the initial Tenant Finish
Work).

                 (b) Tenant shall, at its sole cost and expense, provide customary routine maintenance for the Leased Premises and the fixtures therein and keep them in neat and orderly condition, wear and tear and damage by fire or other casualty excepted. Tenant shall otherwise maintain the Leased Premises except to the extent provided in paragraph (a) above.

                 (c) Landlord shall not be liable for any interference with Tenant's business arising from the making of any repairs in the Leased Premises under paragraph (a) above. Landlord shall use its best efforts not to interfere with the operation of Tenant's business when making repairs in the Leased Premises. There shall be no abatement of Base Rent or Additional Rent because of such repairs.

          SECTION 14.   INDEMNIFICATION AND LIABILITY INSURANCE.

                 (a) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Tenant or its use and occupancy of the Leased Premises (except for requirements applicable to the Building in general and its occupancy, which shall be Landlord's sole responsibility), or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Leased Premises. In no event shall Tenant be obligated under this paragraph to indemnify, defend or hold harmless Landlord from and against damages, claims or demands of any kind arising out of the willful or negligent conduct of Landlord, its agents, contractors and employees. In no event shall Landlord be responsible for inspecting or monitoring the Leased Premises for workplace safety arising out of or with respect to Tenant's equipment and operations.

                 (b) During the term of this Lease and any renewal thereof, Tenant shall obtain and promptly pay all premiums for Comprehensive General Liability Insurance with broad form extended coverage, including Contractual Liability, covering claims for bodily injury (including death resulting therefrom) and property loss or damage occurring upon, in or about the Leased Premises, with a minimum combined single limit of at least $1,000,000. All such policies and renewals thereof shall name Landlord as an additional insured and shall otherwise be in form and substance, and from insurers, satisfactory to Landlord. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without at least thirty (30) days' prior written notice to Landlord and Tenant, and (ii) that any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord which might otherwise result in the forfeiture of said insurance. Upon request of Landlord, Tenant shall promptly forward copies of all insurance policies maintained pursuant to this paragraph indicating compliance with the terms hereof. In addition, not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall furnish Landlord with renewal certificates of the policies of insurance required under this paragraph. The aforesaid insurance limits may be reasonably increased by Landlord from time to time during the term of this Lease.

                 (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Tenant shall not be liable to Landlord on account of, (i) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Landlord (ii) any failure by Landlord to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Landlord, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Common Areas as a result of the negligence and/or willful conduct of Landlord. In no event shall Landlord be obligated under this paragraph to indemnify, defend or hold harmless Tenant from and against damages, claims or demands of any kind arising out of the willful or negligent conduct of Tenant, its agents, contractors and employees.

          SECTION 15. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed under Lease, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and subject to the mortgages hereinafter mentioned.

          SECTION 16. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable under any generally applicable fire insurance or any other insurance now in force or hereafter placed on the Leased Premises or any part thereof or on the Building by Landlord which shall cause such Policy to become void or suspended. In case of a breach of this covenant, in addition to all other remedies hereunder, Tenant agrees to pay to Landlord, as Additional Rent, any and all increases in premiums on insurance carried by Landlord on the Leased Premises or any part thereof or on the Building caused in any way by the occupancy of Tenant.

          SECTION 17.   FIRE OR OTHER CASUALTY.

                 (a) Subject to the provisions of paragraphs (b) and (c) below, if the Leased Premises and/or any portion(s) or component(s) of the Building or the Common Areas outside the Premises that are reasonably necessary to provide Tenant with normal access to and from the Leased Premises or which provide Building Services or Common Area Services to the Leased Premises (the "SIGNIFICANT BUILDING COMPONENTS") are damaged by fire or other insured casualty, Tenant shall give prompt notice of such event to Landlord and, provided Landlord's mortgagees permit insurance proceeds to be made available for the repair and restoration of the Leased Premises, the damages shall be repaired by and at the expense of Landlord and restore to substantially the condition that existed immediately prior to such damage. Landlord agrees to repair such damage in an expeditious manner after receipt from Tenant of written notice of such damage, subject to any delays caused by Acts of God or other events beyond Landlord's control relating to the actual construction (including receipt of insurance proceeds) which Landlord has used best efforts to avoid or overcome. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, provided, however, that if the fire and/or damage was not caused by the negligence of misconduct of Tenant, Tenant shall be entitled to an abatement of the rent in proportion to the unuseable space to the rentable square feet from the date of the casualty until the space is again useable. Tenant acknowledges notice that (i) Landlord shall not obtain insurance of any kind in Tenant's furniture or furnishings, equipment, fixtures, alterations, improvements and additions, (ii) it is Tenant's obligation to obtain such insurance at Tenant's sole expense, and (iii) Landlord shall not be obligated to repair any damage thereto or replace the same, unless such damage is caused by the negligence or misconduct of Landlord, its agents, servants or employees.

                 (b) If (i) the Leased Premises are rendered substantially untenatable or any Significant Building Component is rendered substantially unusable or inoperable by reason of such fire or other casualty, or (ii) twenty percent (20%) or more of the Leased Premises is damaged by said fire or other casualty, and, in either case, Landlord's engineer or architect reasonably estimates that it will take more than three (3) months to substantially complete the required repairs and restoration, Landlord or Tenant shall have the right, upon written notice to the other within fifteen days after determination by such architect, in the case of Landlord to elect not to repair and restore the Leased Premises or Significant Building Component, and in the case of Tenant (except with respect to a fire or other casualty caused by the negligence or willful misconduct of Tenant, its agents and employees) to terminate this Lease, and in such event, this

Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Base Rent and Additional Rent to be adjusted and apportioned as of said date.

                 (c) If the Building shall be damaged by fire or other casualty and any of Landlord's lenders refuse to permit available insurance proceeds to be used by Landlord to restore the Building and the Leased Premises to substantially the condition that existed immediately prior to the occurrence of the fire or other casualty, Landlord shall have the right, upon written notice to Tenant within fifteen days after notice from such lenders, to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease and the Base Rent and Additional Rent shall be adjusted and apportioned as of the date of said termination unless terminated as of the date of said occurrence in accordance with paragraph (b) above.

          SECTION 18.   SUBORDINATION.

                 (a) Subject to the provisions of paragraph 18(b) below, this Lease shall be subject and subordinate at all times to the lien of any and all mortgages now placed on the Land or the Building without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination.

                 (b) Landlord covenants and agrees to use Landlord's best efforts to obtain and furnish to Tenant, simultaneously with Tenant's execution of this Lease, an agreement reasonably acceptable to Tenant ("NON-DISTURBANCE AGREEMENT") executed and acknowledged from holder(s) of any mortgage now encumbering the Building or the Leased Premises ("EXISTING HOLDER") whereby each Existing Holder agrees to not disturb Tenant in its rights, use and possession of the Leased Premises and Building under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the-enforcement of the mortgage or termination or other enforcement of an underlying lease or installment purchase agreement. Tenant covenants and agrees to execute and deliver the Non-Disturbance Agreement(s).

                 (c) Tenant further agrees that this Lease shall be subject and subordinate to the lien of any mortgages hereafter placed upon the Land or the Building and that Tenant shall execute such additional documents to confirm same, provided that the holder thereof shall have entered into a Non-Disturbance Agreement with Tenant as described in paragraph (b) above, which Non-Disturbance Agreement shall be in form reasonably acceptable to the mortgagee and also may provide for the subordination of this Lease and Tenant's agreement to attorn as part of its terms.

          Section 19.   CONDEMNATION.

                 (a) If any of the Leased Premises or a portion of the Building or the Common Areas that contains a Significant Building Component (and, as a result, Tenant's use and enjoyment of the Leased Premises is substantially impaired) shall be condemned or taken permanently for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event, at the option of either Landlord or Tenant exercised by notice to the other within thirty (30) days after the date when possession is taken, the term of this Lease shall cease and terminate as of the date when possession is taken pursuant to such proceeding or purchase. The Base Rent and Additional Rent shall be adjusted apportioned as of the time of such termination and any Base Rent and Additional Rent paid for a period thereafter shall be refunded. In the event a material portion only of the Building shall be so taken (even though the Leased Premises may not have been affected by the taking other portion of the Building), Landlord may, within such 30-day period, elect to terminate this Lease as of the date when possession is taken pursuant to such proceeding or purchase or Landlord may elect to repair and restore the portion not taken at its own expense, and thereafter the Base Rent and Additional Rent shall be reduced proportionately to reflect the portion of the Leased Premises or Building not taken.

                 (b) In the event of any total or partial taking of the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant hereby waives all rights against Landlord and the condemning authority except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically for damages for loss of movable trade fixtures, equipment and moving expenses.

          SECTION 20. ESTOPPEL CERTIFICATE. At any time and from time to time and within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant, certifying that (i) this Lease is in full force and effect without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the dates of the modifications and amendments); (ii) the dates to which annual Base Rent and Additional Rent have been paid; (iii) to the knowledge of the certifying party, no default exists under this Lease or specifying each such default; and (iv) such other matters as Landlord may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or by others, in any matter affecting the Leased Premises.

          SECTION 21. DEFAULT. The occurrence of any of the following shall constitute an event of default ("EVENT OF DEFAULT") and a material breach of this Lease by Tenant:

                 (a) The failure of Tenant to take possession of the Leased Premises within sixty (60) days after the Commencement Date of this Lease;

                 (b) A failure by Tenant to pay, when due, any installment of Base Rent required to be paid by Tenant under this Lease, and such failure continues for more than fifteen (15) days after written notice provided that such grace period shall not be applicable more than two times in any Lease Year;

                 (c) A failure by Tenant to pay, when due, any installment of Additional Rent or any other sum required to be paid by Tenant under this Lease and such failure continues for more than fifteen (15) days after Tenant has received written notice of the delinquent payment from Landlord;

                 (d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, and such failure continues for thirty (30) days after Tenant receives written notice thereof from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period but is subject to cure within an additional sixty (60) days, Tenant shall not be deemed to be in default if Tenant shall commence and diligently pursue the cure of the default within such thirty (30) day period and cures such failure within such additional sixty (60) day period; and

                 (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of Tenant's property pursuant to any local, state or federal bankruptcy or insolvency law; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing thereof.

          SECTION 22. REMEDIES. Upon the occurrence of any Event of Default then, in addition to all rights and remedies provided by law or equity, or provided for elsewhere in this Lease, Landlord shall have all of the rights and remedies specified in the following paragraphs, without any further notice or demand whatsoever:

                 (a) Landlord may perform for the account of Tenant the cure of any such default of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus the prime rate announced by Citibank, N.A., from time to time ("PRIME RATE"), plus four percent (4%) per annum interest from the date of any such expenditures;

                 (b) Landlord may immediately proceed to collect or bring action for the rent as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof, the requirement of a Notice to Quit being hereby expressly waived;

                 (c) Landlord may re-enter and repossess the Leased Premises breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance. Landlord may remove all of Tenant's goods and property from the Building and store same, at Tenant's sole cost and expense;

                 (d) At any time after the occurrence of any event of default, Landlord may re-enter and repossess the Leased Premises or any part thereof and attempt to relet all or any part of the Leased Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease. Landlord shall consider any tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions in or to the Building and Premises to the extent reasonably deemed by Landlord necessary; and the cost of such changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Base Rent and Additional Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Base Rent and Additional Rent would have been payable under this Lease, the amount due hereunder less the net amount obtained by Landlord from such new tenant. Landlord shall use reasonable efforts to re-let the Leased Premises;

                 (e) At its option, Landlord may serve notice upon Tenant that this Lease and the unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than fifteen (15) days after the date of such notice, without any right on the part of Tenant to save the forfeiture by payment of any sum due or by performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the entire right; title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the expiration date of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender the Leased Premises to Landlord and Landlord may enter into and repossess the Leased Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property therein, without being liable to indictment, prosecution or damages therefor;

                 (f) At Landlord's option, Tenant shall pay to Landlord on demand all Base Rent, Additional Rent and other charges payable hereunder due and unpaid to the date of demand (allowing Tenant a credit for any sums collected by Landlord from any new tenant to the extent provided in paragraph
(d) above), together with liquidated damages in an amount equal to twenty five percent (25%) of the Base Rent, Additional Rent and other charges required to be paid under this Lease from the date of said demand to the Expiration Date of the term of this Lease, as if the same had not or will not be terminated, together with interest thereon from the date of demand to the date paid at a rate equal to the Prime Rate plus four percent (4%) per annum. The amount of liquidated damages attributable to Tenant's Space Ratio of operating costs shall equal the amount of such costs paid as Additional Rent by Tenant for the entire Lease Year immediately prior to such default multiplied by the number of Lease Years (or portions thereof) remaining through the Expiration Date. Landlord and Tenant acknowledge that the damages to which Landlord is entitled in the event of a default under this Lease and, if applicable, termination by Landlord, are not easily computed and are subject to many variable factors. Therefore, Landlord and Tenant have agreed to the liquidated damages as herein provided in order to avoid extended litigation in the event of default by Tenant, and if applicable, termination of this Lease.

          In the event Landlord exercises the remedy under this paragraph and Tenant pays Landlord the entire amount of the liquidated damages, Landlord shall be deemed to have made an election of remedies and except for regaining possession of the Leased Premises and termination of this Lease, Landlord shall not be entitled to exercise any further remedy under this Section; it being expressly agreed by the parties that the payment of the liquidated damages shall not entitle Tenant to continue this Lease and possession of the Leased Premises, which Landlord may terminate at any time under an event of default hereunder.

                 (g) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

          SECTION 23. REQUIREMENT OF STRICT PERFORMANCE. The failure or delay on the part of Landlord to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, or in any way to affect the validity of this Lease or any part thereof, or the right of Landlord to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Base Rent or Additional Rent at a time when the Base Rent or Additional Rent is in default under this Lease shall not be construed as waiver of such default. The receipt by Landlord of a lesser amount than the Base Rent or Additional Rent due shall not be construed to be other than a payment on account of the Base Rent or Additional Rent then due, and any statement on Tenant's check or any letter accompanying Tenant's check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Base Rent or Additional Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the

Leased Premises and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

          SECTION 24.   SURRENDER OF LEASED PREMISES; HOLDING OVER.

                 (a) The Lease shall terminate and Tenant shall deliver up and surrender possession of the Leased Premises to Landlord at 11:59 P.M. local time on the last day of the term hereof, and Tenant hereby waives the right to any notice of termination or notice to quit. Upon the expiration or sooner termination of this Lease, Tenant covenants to deliver up and surrender possession of the Leased Premises in the same condition in which Tenant has agreed to maintain and keep the same during the term of this Lease in accordance with the provisions of this Lease, normal wear and tear excepted.

                 (b) Upon the failure of Tenant to surrender possession of the Leased Premises to Landlord upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amount equal to 150% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the first thirty (30) days Tenant shall remain in possession after the expiration or sooner termination of this Lease, and 200% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the holdover period from and after the 31st day Tenant shall remain in possession after the expiration or sooner termination of this Lease. Acceptance by Landlord of Base Rent or Additional Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or otherwise provided by law.

          SECTION 25. COMPLIANCE WITH LAWS AND ORDINANCES. At its sole cost and expense, Tenant shall promptly fulfill and comply with all laws, ordinances, regulations and requirements of the Federal state and local governments and any and all departments thereof having jurisdiction over the Building applicable to Tenant's use and occupancy of the Leased Premises (but not those applicable to the Building generally or its occupancy, which, subject to the terms hereof, shall be Landlord's sole responsibility), and the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting Tenant's occupancy of the Leased Premises or the business conducted therein.

          SECTION 26.   TENANT DESIGN PROCESS.

                 (a) Landlord shall retain, at Landlord's cost and expense, the services of a qualified and experienced tenant finish architect ("TENANT FINISH ARCHITECT") and other consultants, to be approved by Tenant, as shall be reasonably necessary for the purposes of planning, designing and construction of the Leased Premises for Tenant's occupancy acceptable to Tenant in scope and detail ("TENANT FINISH WORK") it being understood that Landlord's required "Tenant Finish Work" shall be limited to amounts determined in Landlord's discretion to be normal tenant finish work and that Landlord's financial contribution to said work shall in no event exceed $22.50 per square foot. The cost of the Tenant Finish Architect shall be included in the $22.50 per square foot allocation provided by Landlord. The Tenant Finish Architect shall be responsible for the development, completion and submission of certain design and construction documentation for Tenant's and Landlord's review and approval as set forth herein. Tenant hereby approves Lee Architectural Associates as the Tenant Finish Architect.

                 (b) The Tenant Finish Architect shall meet with Tenant to determine Tenant's space requirement program. Tenant's space requirement program shall include a determination of Tenant's general space requirements, Tenant's specific functional and organizational space requirements, special lighting, electrical and security requirements, preferred locations and configurations of offices, work rooms, manufacturing requirements, conference rooms, reception areas, file rooms and other rooms, and a determination of any other specialized Tenant requirements.

                 (c) The Tenant Finish Architect shall complete the plans, drawings, and specifications ("TENANT CONSTRUCTION DOCUMENTS") necessary and required to implement the Tenant Finish Work. Tenant Construction Documents shall be in compliance with and contain all information necessary to obtain the permits and licenses required to perform the Tenant Finish Work.


          SECTION 27.   TENANT FINISH WORK.

                 (a) Tenant hereby approves and Landlord consents to the use of Boyle Associates, or such other contractor as may be approved by Tenant, as the fit-out contractor. Within two weeks after receiving the Tenant Construction Documents, Boyle Associates will develop a not-to-exceed construction cost for the entire Tenant Finish Work.

                 (b) Landlord shall pay the sum of $447,165 towards the cost of the Tenant Finish Work for the Leased Premises (being an amount equal to $22.50 per square foot of useable area, i.e. 19,874 square feet). Tenant shall pay for the balance of the cost of the Tenant Finish Work for the Leased Premises. Such amounts shall be payable as follows:

                        (1) Upon receipt and approval by Landlord and Tenant of the not-to-exceed figure for the Tenant Finish Work for the Leased Premises, Landlord andTenant shall open a joint checking account requiring the signatures of both Landlord and Tenant on checks. Landlord shall deposit the sum of $447,165 into said account, and Tenant will deposit an amount equal to the not-to-exceed figure less $447,165, in each case within ten (10) days of the acceptance of the not-to-exceed figure except as otherwise mutually agreed by Landlord and Tenant.

                        (2) All invoices for the Tenant Finish Work, upon approval by Boyle Associates and Lee Architectural Associates, shall be delivered to Landlord for review with Tenant and approval by both Landlord and Tenant.

                        (3) Upon approval of the invoices, Landlord and Tenant shall jointly execute a check and deliver the same for payment of such invoices.

                        (4) Tenant shall be responsible for the cost of any Tenant Finish Work in excess of $447,165 regardless of the reason for such overage. In the event the total cost of the Tenant Finish Work is in excess of $447,165 but less than the total amount deposited in the joint account, the balance remaining in the account upon completion of the Tenant Finish Work shall be delivered to Tenant. In the event the total cost of the Tenant Finish Work is less than $447,165, an amount equal to $447,165 less the total cost shall be refunded to Landlord and the balance remaining in the account, if any, shall be delivered to Tenant.

                 (c) Landlord shall cause all Tenant Finish Work to be done in a good and workmanlike manner. Subject to force majeure, Landlord shall cause the Tenant Finish Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of the Leased Premises on or before the Anticipated Commencement Date.

                 (d) Landlord shall leave the Leased Premises, upon completion of all construction, in a broom-swept and fully serviceable fashion.

                 (e) If, within one (1) year after the date of Substantial Completion of the Tenant Finish Work, any of Tenant's Finish Work is reasonably found by Tenant to be not in substantial accordance with the requirements of the Tenant Construction Documents, Landlord shall cause it to be corrected promptly after receipt of written notice from Tenant to do so, provided however, that Landlord's financial contribution toward the Tenant Finish Work shall not exceed $447,165. Landlord's obligation under this paragraph shall survive Tenant's occupancy of the Leased Premises upon Substantial Completion. Tenant shall give Landlord notice promptly after discovery of the condition.

                 (f) Changes in the Tenant Finish Work may be accomplished only by Change Order. A Change Order shall be based upon agreement between Landlord and Tenant. Changes in the Tenant Finish Work shall be performed in conformity with the provisions of this section and the provisions of the Change Order.

          Tenant shall have the right to request changes in the Tenant Finish Work by making a written request to Landlord describing the requested change, provided that Landlord shall not be obliged to execute the requested change unless a Change Order is issued with respect thereto.

          A Change Order is a written instrument prepared by the Tenant Finish Contractor and signed by Landlord and Tenant stating their agreement upon all of the following: (a) a Change in the Tenant Finish Work; (b) the extent of the adjustment in the cost of the Tenant Finish Work, and which party shall pay; and
(c) the extent of the adjustment in the date of Substantial Completion of the Tenant Finish Work, if any.

          SECTION 28. TENANT'S SEPARATE CONTRACTORS. At Tenant's sole cost and expense, Tenant may perform work with separate contractors, prior to the Commencement Date, subject to the following requirements:

                 (a) The work shall be limited to computer, network installation, telephone installations, process gas line installation, DI water system installation, and furniture, carpet, and equipment installations.

                 (b) Tenant shall obtain Landlord's prior written approval of the contractor and of the specified work to be performed, which approval will not be unreasonably withheld or delayed, and shall furnish Landlord with adequate design documentation of such work.

                 (c) As soon as practicable, Tenant shall furnish to Landlord, in writing, the names of the persons or entities proposed to perform Tenant's separate work. Tenant shall not contract with any person or entity with whom Landlord has reasonable objection.

                 (d) The entry by Tenant and Tenant's contractors, workmen and mechanics into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, except the covenant to pay Base Rent and Additional Rent.

                 (e) Landlord shall not be liable to Tenant in any way for any injury or death to any person or persons, loss or damage to any of the leasehold improvements or installations made in the Leased Premises or loss or damage to property placed therein or thereabout, the same being at Tenant's sole risk, except for any injury or damage caused in whole or in part by the negligence of Landlord, its employees, agents or independent contractors. In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Leased Premises prior to the Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of Comprehensive General Liability insurance coverage and financial responsibility.

                 (f) Landlord shall endeavor to afford Tenant's separate contractors reasonable access to work areas at reasonable times consistent with the restrictions herein, provided, however, that the reasonable decision of Landlord as to such access shall be final.

          SECTION 29.   SUBSTANTIAL COMPLETION.

                 (a) As used herein, the Leased Premises shall be considered "SUBSTANTIALLY COMPLETE" as of the date when construction of the Tenant Finish Work has been substantially completed in conformity with the Tenant Construction Documents in all aspects necessary to permit Tenant to occupy and utilize the Leased Premises for the uses permitted by this Lease, subject to minor punch list items.

                 (b) Immediately prior to occupancy of the Leased Premises by Tenant, Tenant and Landlord jointly shall inspect the Building and the Leased Premises in order to determine and record their condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in conformity with the building plans and specifications and Tenant's Construction Documents ("PUNCH LIST ITEM"). Thereafter Landlord shall proceed promptly to complete and correct all Punch List Items.

          SECTION 30. TENANT DELAYS DEFINED. A "TENANT DELAY" is any delay in the completion of Tenant's Construction Documents or in preparation of the Leased Premises for occupancy, caused by an act or omission of Tenant, including, without limitation, the following:

                 (a) Tenant's failure to submit in a timely manner as provided herein approved Tenant's Construction Documents.

                 (b) Delay caused by revisions to approved Tenant's Construction Documents requested by Tenant after submission to Landlord.

                 (c) Delay in the commencement of Tenant Finish Work resulting from Tenant's failure to authorize the award of the Tenant Construction Contracts in a timely manner as provided herein.

                 (d) Delay caused by the performance or nonperformance of any work or activity by Tenant or any of its employees, agents or separate contractors or consultants provided Landlord gives Tenant written notice of such delay as promptly as possible, but in any event within (30) days following any such delay.

                 (e) Delay caused by Tenant requested changes in the Tenant Finish Work as established by written Change Order signed by Landlord and Tenant.

          SECTION 31. DELAY IN POSSESSION. In the event that Substantial Completion of the Tenant Finish Work is delayed by any Tenant Delay, then for purposes of determining the Commencement Date as provided in Section 2 hereof the date of Substantial Completion of the Tenant Finish Work shall be adjusted by subtracting one (1) day from the actual date of Substantial Completion of the Tenant Finish Work for each day of Tenant Delay.

          SECTION 32. OPTIONS TO RENEW. Landlord hereby grants Tenant one (1) option to renew the term of the Lease, upon the following terms and conditions:

                 (a) The renewal term shall be for five (5) years, commencing on the day following the expiration date of the initial term;

                 (b) Tenant must exercise the option, if at all, upon at least ninety (90) days' written notice to Landlord, prior to the expiration date of the initial term, as the case may be;

                 (c) At the time Tenant delivers its notice of election to renew to Landlord, this Lease shall be in full force and effect and Tenant shall not then be in default under any of the material terms and conditions of the Lease beyond any applicable cure period;

                 (d) The renewal term shall be upon the same terms, covenants and conditions contained in the Lease, except that the annual Base Rent for the renewal term shall be the rent set forth in Exhibit G attached hereto;

                 (e) Tenant shall continue to pay Tenant's Space Ratio of all costs and expenses of operation as set forth in Section 4 above;

                 (f) In the event that Tenant assigns this Lease at any time prior to the expiration of the initial term of this Lease, there shall be no further right or privilege to renew the term of this Lease; and

                 (g) If Tenant exercises the option to renew, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the commencement and expiration dates of the renewal term, the Base Rent payable by Tenant during the renewal term, and any other relevant terms and conditions agreed upon by Landlord and Tenant applicable during the renewal term.

          SECTION 33. PROJECT NAME AND SIGNAGE. During the term of this Lease so long as Tenant occupies at least-fifty percent (50%) of the Leased Premises, Tenant shall have the right to display its name highest on a "monument sign" located near the entrance to Land (to the extent permitted by applicable zoning ordinances and regulations). No other signage shall be permitted on the Leased Premises without the prior written approval of Landlord.

          SECTION 34. ARBITRATION. Any controversy or claim arising out of or related to this Lease (other than arising under paragraphs 21 and 22 hereof) shall be settled by arbitration in Northampton County, Pennsylvania, in accordance with the Rules of the American Arbitration Association, and the arbitrator's award shall be binding on the parties and judgment upon such award may be entered in any court having jurisdiction thereof. If Landlord and Tenant are unable to agree on the resolution of a controversy or claim, either party may five (5) days thereafter, by written notice to the other and to the American Arbitration Association, submit the dispute to arbitration for conclusive and final determination. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Landlord and the Tenant, including Tenant's assigns and subtenants.

          SECTION 35. NOTICES. All notices or demands under this Lease shall be in writing and shall be given or served by either Landlord or Tenant to or upon the other, either personally or by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by Federal Express or any other national overnight delivery service, and addressed as follows:

              (a)   To Landlord:
                    Northampton County New Jobs Corp.
                    Attn: Janet R. Smith
                    3405 Airport Road, Suite 200
                    Allentown, Pennsylvania 18103

                         or

                    Post Office Box 21750
                    Lehigh Valley, Pennsylvania 18002

                    with copy to:

                    DeRaymond & Smith
                    Attn: Raymond J. DeRaymond, Esquire
                    717 Washington Street
                    Easton, Pennsylvania 180424386

              (b)   To Tenant:
                    Prior to Commencement Date:

                    STC Technologies, Inc.
                    Attn:       Michael Gausling, President
                    1745 Eaton Avenue
                    Bethlehem, Pennsylvania 18018-1799

                    After Commencement Date:

                    STC Technologies, Inc.
                    Attn:       Michael Gausling, President

                    150 Webster Street
                    Bethlehem, Pennsylvania 18015;

                    with copy to:

                    Tallman, Hudders & Sorrentino, P.C.
                    Attn: Scott B. Allinson, Esquire
                    The Paragon Centre, Suite 300
                    1611 Pond Road
                    Allentown, Pennsylvania 18104-2256

          All notices and demands shall be deemed given or served upon the datt of receipt thereof if by personal delivery, two (2) business days following mailing if by certified mail, and one (1) business day following sending if by any national overnight delivery. Either Landlord or Tenant may change its address to which notices and demands shall be delivered or mailed by giving written notice of such change to the other as herein provided.

          SECTION 36. BROKERAGE. Except as otherwise disclosed in writing to Landlord, Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Landlord for this Lease and with no other broker, firm, company or person.

          Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed by or asserted against Landlord by reason of the falsity or error of Tenant's warranty.

          SECTION 37. FORCE MAJEURE. Landlord and Tenant shall each be excused for the period of any delay in the performance of any of its obligations under this Lease, except for Tenant's obligations to pay Base Rent and Additional Rent, when prevented from so doing by cause or causes beyond their control, which shall include, without limitation, all labor disputes, civil commotion, or Acts of God.

          SECTION 38. SUCCESSORS. The respective rights and obligations of Landlord and Tenant under this Lease shall bind and shall inure to the benefit of Landlord and Tenant and their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successor of Tenant unless Landlord's written consent to the transfer, if any, to such successor has first been obtained.

          SECTION 39. GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

          SECTION 40. SEVERABILITY. If any provisions of this Lease shall be held to beinvalid, void or unenforceable, the remaining provisions of this Lease shall in no way be affected or impaired and such remaining provisions shall continue in full force and effect.

          SECTION 41. CAPTIONS. Any headings preceding the text of the several sections of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

          SECTION 42. GENDER. As used in this Lease the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

          SECTION 43. EXHIBITS. Attached to this Lease and made part hereof are Exhibits A through G.

          SECTION 44. ENTIRE AGREEMENT. This Lease, including the Exhibits contains the agreements, conditions, understandings, representations and warranties made between Landlord and Tenant with respect to the subject main hereof, and may not be modified other than by an agreement in writing signed by both Landlord and Tenant or their respective successors in interest.

          SECTION 45. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the duly adopted resolution of the Board of Directors of Tenant or in accordance with the By-Laws of Tenant, and that this Lease is binding upon said corporation in accordance with its terms.

          SECTION 46. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of all of the terms and covenants of this Lease, Tenant has deposited with Landlord the sum of Seven Thousand Five Hundred Dollars ($7,500) which shall not constitute rent for any month (unless so applied by Landlord, at Landlord's discretion, on account of Tenant's default). Tenant shall upon demand restore any portion of said security deposit which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent Landlord has not applied said sum on account of a default, the security deposit shall be returned (with interest) to Tenant promptly at termination of this Lease.

          SECTION 47. WINDOW TREATMENTS. All window treatments, door coverings and other exterior decorating and interior decorating visible from the outside of the Leased Premises is subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed the day and year first above written.

                         LANDLORD:


ATTEST:                                       NORTHAMPTON COUNTY NEW JOBS CORP.


By: /s/ Craig Weintraub                       By: /s/ J. Lee Boucher
   -----------------------------                  -------------------------
         (Assistant) Secretary                            President

(Corporate Seal)

                        TENANT:


ATTEST:                                       STC TECHNOLOGIES


By: /s/ Richard Hooper                        By:  /s/ Michael Gausling
    --------------------                         ----------------------
   (Assistant) Secretary                              President

(Corporate Seal)